Exhibit 10.26

AMENDMENT OF LEASES AND LICENSE

THIS AMENDMENT OF LEASES AND LICENSE, hereinafter called “this Amendment”, is made on this  14th day of July, 2010 by and between ML MACADAMIA ORCHARDS, L.P., a Delaware limited partnership (“MLMO”) and MAUNA LOA MACADAMIA NUT CORPORATION, a Hawaii corporation (“Mauna Loa”).

RECITALS:

A.                                       International Air Service Co., Ltd., a California corporation (“IASCO”), and Mauna Loa entered into that certain Agricultural Lease of 316 Acres of Developed Macadamia Orchards dated September 12, 1979, for purposes of Mauna Loa’s farming a macadamia orchard on real property owned by IASCO, a memorandum thereof recorded in the Bureau of Conveyances of the State of Hawaii in Liber 13991, Page 680.

B.                                      IASCO and Mauna Loa entered into that certain Agricultural License Agreement for 626 Acres to be Developed With Macadamia Orchards dated September 12, 1979, for purposes of Mauna Loa’s farming a macadamia orchard on real property owned by IASCO, a memorandum thereof recorded in said Bureau in Liber 13991, Page 687.

C.                                      IASCO and Mauna Loa entered into that certain Agricultural Lease of 624 Acres of Macadamia Orchards dated September 21, 1981, for purposes of Mauna Loa’s farming a macadamia orchard on real property owned by IASCO, a memorandum thereof recorded in said Bureau in Liber 15833, Page 51.  Said lease was amended by Amendment of Agricultural Lease made by and between IASCO and Mauna Loa and acknowledged on September 2, 1983 and November 28, 1983, a memorandum thereof dated November 28, 1983 recorded in said Bureau in Liber 17510, Page 120.

D.                                       The above listed leases and license were each amended by unrecorded letter agreement dated June 24, 1983, unrecorded letter agreement dated July 28, 1992, unrecorded Memorandum of Agreement dated March 6, 1998 and unrecorded letter agreement dated September 12, 2002 (collectively, the leases and license).

E.                                   IASCO’s interests in the leases and license were assigned to MLMO by Assignment of Leases and License of even date herewith.

F.                                    MLMO and Mauna Loa now wish to amend the leases and license to eliminate all farming and irrigation related obligations of Mauna Loa.

NOW, THEREFORE, in consideration of the foregoing and of the covenants and agreements expressed herein and in the leases and license, MLMO and Mauna Loa hereby agree to amend the leases and license, as follows:

A.                                 The parties intend that Mauna Loa be relieved of all obligations relating to the development, maintenance, care, irrigation, farming and harvesting of the orchards.  To this end, the following provisions are hereby deleted:

1.                                  From Agricultural Lease of 316 Acres of Developed Macadamia Orchards dated September 12, 1979, as amended:  Section 2 (Orchard Development Services to be Performed by Mauna Loa on the Undeveloped 31 Acres); Section 3 (Irrigation, Orchard Care, etc.); Section 4 (Reimbursement of Costs and Payment of Fees); and Section 13 (First Refusal Right on Future Macadamia Nut Orchards of Owner).

2.                                    From Agricultural License Agreement for 626 Acres to be Developed With Macadamia Orchards dated September 12, 1979, as amended:  Section 2 (Orchard Development Services to be Performed by Mauna Loa); Section 3 (Irrigation, Orchard Care, etc.); Section 4 (Reimbursement of Costs and Payment of Fees); and Section 12 (First Refusal Right on Future Macadamia Nut Orchards of Owner).

3.                                  From Agricultural Lease of 624 Gross Acres of Macadamia Orchards dated September 21, 1981, as amended:  Section 2 (Orchard Development Services to be Performed by Mauna Loa on the Undeveloped Approximate 128 Acres to be Converted to Macadamia Orchards); Section 3 (Irrigation, Orchard Care, etc.); and Section 4 (Reimbursement of Costs and Payment of Fees).

The above listed sections are deleted in their entirety; provided, however, that should any term be defined within the deleted section which is necessary to the understanding of the remaining sections of the leases and licenses, then such definition shall remain.

B.                                  Sections 5 of each of the Agricultural Lease of 316 Acres of Developed Macadamia Orchards dated September 12, 1979, as amended, and the Agricultural Lease of 624 Gross Acres of Macadamia Orchards dated September 21, 1981, as amended, are deleted in their entirety and replaced with the following:

5.1                           Delivery  and Acceptance  of Crops. As rental, Mauna Loa shall purchase, as set forth herein, from Owner all macadamia nuts produced on Owner’s Land.  Owner shall husk and deliver from time to time during the term of this Agreement to Mauna Loa’ s plant all of the macadamia nuts produced on the Owner’s Land. The Owner shall not be obligated hereunder to deliver to Mauna Loa, and Mauna Loa shall not be obligated hereunder to accept any macadamia crops other than those produced on the Owner’s Acreage.  Title to the nuts and risk of loss shall pass from Owner to Mauna Loa at the time the nuts are delivered to Mauna Loa’s plant.

5.2                            Weighing.  As soon as practicable following husking of the Owner’s macadamia nuts as aforesaid, Mauna Loa shall weigh the total shipment of the husked macadamia nuts in order to determine the wet-in-shell weight of the shipment.  As hereinafter used, the term “shipment” shall mean all deliveries of macadamia nuts from the Owner to Mauna Loa during each day.  In weighing the shipments Mauna Loa from time to time shall employ such methods and procedures as will enable Mauna Loa with as much accuracy as may be reasonably practicable to ascertain the wet-in-shell weight of the nuts contained in shipment.

C.                                 Section 5 of the Agricultural License Agreement for 626 Acres to be Developed With Macadamia Orchards dated September 12, 1979, as amended, is deleted in its entirety and replaced with the following:

5.1                              Delivery and Acceptance of Crops. As license fee, Mauna Loa shall purchase, as set forth herein, from Owner all macadamia nuts produced on Owner’s Land.  Owner shall husk and deliver from time to time during the term of this Agreement to Mauna Loa’s plant all of the macadamia nuts produced on the Owner’s Land.  The Owner shall not be obligated hereunder to deliver to Mauna Loa, and Mauna Loa shall not be obligated hereunder to accept any macadamia crops other than those produced on the Owner’s Acreage.  Title to the nuts and risk of loss shall pass from Owner to Mauna Loa at the time the nuts are delivered to Mauna Loa’s plant.

5.2                            Weighing.  As soon as practicable following husking of the Owner’s macadamia nuts as aforesaid, Mauna Loa shall weigh the total shipment of the husked macadamia nuts in order to determine the wet-in-shell weight of the shipment.  As hereinafter used, the term “shipment” shall mean all deliveries of macadamia nuts from the Owner to Mauna Loa during each day.  In weighing the shipments Mauna Loa from time to time shall employ such methods and procedures as will enable Mauna Loa with as much accuracy as may be reasonably practicable to ascertain the wet-in-shell weight of the nuts contained in shipment.

D.                                 Section 9(e) of the Agricultural License Agreement for 626 Acres to be Developed With Macadamia Orchards dated September 12, 1979, as amended, and Section lO(e) of the Agricultural Lease of 316 Acres of Developed Macadamia Orchards dated September 12, 1979, as amended, are deleted in their entirety and replaced with the following:

Use of Land.  The parties hereto agree that the Owner’s Land will be utilized only for the production of macadamia nuts and for no other use whatsoever during the term of this Agreement, and the Owner will keep all of Owner’s Land planted with macadamia and windbreak trees during the entire term of this Agreement. Provided, however, that Owner may from time to time withdraw certain portions of Owner’s Land (the “withdrawn land”) and substitute therefore other suitable acreage (the “substitute land”) having grafted macadamia trees of comparable age and yield.

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E.                                   Section 11 of the Agricultural Lease of 624 Gross Acres of Macadamia Orchards dated September 21, 1981, as amended, is deleted in its entirety and replaced with the fol1owing:

Use of Land . The parties hereto agree that the Owner’s Land will be utilized only for the production of macadamia nuts and for no other use whatsoever during the term of this Lease, and the Owner will keep all of Owner’s Land planted with macadamia and windbreak trees during the entire term of this Lease.  Provided, however, that Owner may from time to time withdraw certain portions of Owner’s Land (the “withdrawn land”) and substitute therefore other suitable acreage (the “substitute land”) having grafted macadamia trees of comparable age and yield.

F.                                   Except as amended hereby, the leases and license remain in full force and effect.

G.                                 This Amendment may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same Amendment, which shall be binding upon all parties to this Amendment, even if all of the parties do not sign the original or the same counterparts.  The parties’ signatures may be separated on different pages. For all purposes, including, without limitation, recordation, filing and delivery of this Amendment, duplicate unexecuted and unacknowledged pages of the counterparts may be discarded and the remaining pages assembled as one document.

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IN WITNESS WHEREOF, MLMO and Mauna Loa have executed these presents on the day and year first above written.

ML MACADAMIA ORCHARDS, L.P., a
Delaware limited partnership

By: ML Resources, Inc., a Hawaii corporation Its: general partner

By:	/s/ Dennis J. Simonis
	Name:	Dennis J. Simonis
	Its:	President

MAUNA LOA MACADAMIA NUT
CORPORATION, a Hawaii corporation

By:	/s/ Susan M. Angele
	Name:	Susan M. Angele
	Its:	Vice President

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